AMENDMENT NO. 4 TO CREDIT AND GUARANTEE AGREEMENT


     AMENDMENT NO. 4 TO CREDIT AND GUARANTEE AGREEMENT (this "Amendment"), dated as of November 22, 2002, among REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Company") REMINGTON CONSUMER PRODUCTS LIMITED, a company incorporated under the laws of England (the "UK Borrower"), REMINGTON PRODUCTS GMBH, a company organized and existing under the laws of Germany (the "German Borrower"), REMINGTON CONSUMER PRODUCTS (IRELAND) LIMITED, a company incorporated under the laws of Ireland (the "Irish Borrower") and REMINGTON PRODUCTS (CANADA) INC., a company incorporated under the laws of Canada (the "Canadian Borrower"; together with the Company, the UK Borrower, the German Borrower and the Irish Borrower, the "Borrowers"), the lending institutions party hereto and Fleet Capital Corporation, as administrative agent (the "Agent").

     WHEREAS, the Borrowers, certain lenders, Fleet Securities, Inc., as sole advisor, lead arranger and book manager, Congress Financial Corporation (New England), as syndication agent and coarranger, and the Agent entered into a certain Credit and Guarantee Agreement, dated as of August 21, 2001, as amended as of September 30, 2001, as of March 28, 2002 and as of July 1, 2002 (such agreement being referred to herein as the "Credit Agreement"), pursuant to which one or more of such lenders have agreed, subject to certain terms and conditions, to make revolving advances to one or more of the Borrowers and to issue or to cause the issuance of letters of credit for the account of one or more of the Borrowers;

     WHEREAS, the Borrowers have requested that the Required Lenders agree to amend Section 10.10 (Limitations on Certain Debt Payments and Interest Payments) of the Credit Agreement and the Required Lenders, subject to the terms and conditions set forth herein, are willing to grant such request;

     NOW, THEREFORE, the Company, on behalf of the Borrowers, and the Required Lenders hereby agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     2. AMENDMENT TO THE CREDIT AGREEMENT.

     Section 10.10 (Limitations on Certain Debt Payments and Interest Payments) of the Credit Agreement is hereby amended by adding the following new sentence to the end of clause (b) thereto:

          "Notwithstanding the immediately preceding sentence, solely for the fiscal years of the Company and its consolidated Subsidiaries ending on December 31, 2002 and December 31, 2003, the Company may prepay, repurchase or redeem in any such fiscal year up to $10,000,000 (not to exceed $40,000,000 in the aggregate during the term of this Agreement and $20,000,00 in the aggregate in any such fiscal year) of Senior Subordinated Indebtedness so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) for each day during the period of 30 consecutive days immediately after the date of any such prepayment, repurchase or redemption, (1) the aggregate amount of the Borrowing Base of the Company plus the Dollar equivalent of the aggregate Borrowing Bases of the other Borrowers less (2) the aggregate of the Domestic Revolving Credit Exposure plus the Dollar equivalent of the Foreign Revolving Credit Exposure shall be no less than $20,000,000. In the event that the Company does not prepay, repurchase or redeem $10,000,000 of the Senior Subordinated Indebtedness in the fiscal year ending December 31, 2002, it may (in addition to the $10,000,000 it is permitted to prepay, repurchase or redeem in accordance with the immediately preceding sentence) prepay, repurchase or redeem in the fiscal year ending December 31, 2003 the difference between the amount it prepaid, repurchased or redeemed the fiscal year ending December 31, 2002 and $10,000,000; provided that in no event may the Company prepay, repurchase or redeem more than $20,000,000 in the aggregate of Senior Subordinated Indebtedness in the fiscal year ending December 31, 2003."

     3. EFFECTIVENESS. This Amendment shall become effective when counterparts hereof have been duly executed and delivered to the Agent by the Company, on behalf of the Borrowers, and the Required Lenders.

     4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     5. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendment contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as the provisions thereof have been amended by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as the provisions thereof have been amended by this Amendment.

     6. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. The Company, on behalf of the Borrowers, represents and warrants that after giving effect to this Amendment (i) all representations and warranties contained in the Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified date) and (ii) there exists no Default or Event of Default.


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



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                             REMINGTON PRODUCTS COMPANY,L.L.C.


                             By:
                                ------------------------------------------------
                             Name:
                             Title:

                             REMINGTON CONSUMER PRODUCTS LIMITED


                             By:
                                ------------------------------------------------
                             Name:
                             Title:

                             REMINGTON PRODUCTS GMBH


                             By:
                                ------------------------------------------------
                             Name:
                             Title:

                             REMINGTON CONSUMER PRODUCTS (IRELAND) LIMITED


                             By:
                                ------------------------------------------------
                             Name:
                             Title:

                             REMINGTON PRODUCTS (CANADA) INC.


                             By:
                                ------------------------------------------------
                             Name:
                             Title:



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


                             FLEET CAPITAL CORPORATION, as Agent and as a Lender


                             By:
                                ------------------------------------------------
                             Name: Edgar Ezerins
                             Title: Vice President

                             CONGRESS FINANCIAL CORPORATION
                             (NEW ENGLAND), as a Lender


                             By:
                                ------------------------------------------------
                             Name:
                             Title:

                             HELLER FINANCIAL, INC., as a Lender


                             By:
                                ------------------------------------------------
                             Name
                             Title:

                             CITIZENS BUSINESS CREDIT CO.,
                             A DIVISION OF CITIZENS LEASING  CORP., as a Lender


                             By:
                                ------------------------------------------------
                             Name
                             Title:

                             WHITEHALL BUSINESS  CREDIT CORPORATION, as a Lender


                             By:
                                ------------------------------------------------
                             Name:
                             Title:


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

                             THE PROVIDENT BANK, as a Lender


                             By:
                                ------------------------------------------------
                             Name:
                             Title:

                             PNC, NATIONAL ASSOCIATION, as a Lender


                             By:
                                ------------------------------------------------
                             Name:
                             Title:




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